EXHIBIT 99.2

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
Salus Therapeutics, Inc.

We have audited the accompanying balance sheet of Salus Therapeutics, Inc. (the “Company”) as of December 31, 2002, and the related statements of operations, cash flows and of changes in stockholders’ equity for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Salus Therapeutics, Inc. at December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

October 23, 2003

SALUS THERAPEUTICS, INC.
BALANCE SHEET
DECEMBER 31, 2002

ASSETS
CURRENT ASSETS:
Cash	$272,737
Prepaid expenses	15,085

Total current assets	287,822

PROPERTY AND EQUIPMENT - At cost:
Equipment	327,035
Furniture and fixtures	118,407
Software	7,836
Leasehold improvements	201,186

654,464
Less accumulated depreciation and amortization	(411,536)

242,928
OTHER ASSETS	6,475

TOTAL ASSETS	$537,225

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$18,212
Accrued expenses	28,463
Current maturities of capital leases	22,525

Total current liabilities	69,200

COMMITMENTS (Note 3)

SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK, $.005 par
value ($1,000,000 liquidation preference), 2,000,000 shares authorized, issued
and outstanding as of December 31,2002	1,000,000

SERIES B REDEEMABLE CONVERTIBLE PREFERRED STOCK, $.005 par
value ($5,048,604 liquidation preference), 6,775,333 shares authorized and
5,048,604 shares issued and outstandingas of December 31, 2002	2,070,663

STOCKHOLDERS’ EQUITY:
Common stock, $.005 par value, 17,000,000 shares authorized and 5,000,000 shares issued
and outstanding as of December 31, 2002	25,000
Deferred compensation	(32)
Additional paid-in capital	404,023
Accumulated deficit	(3,031,629)

Total stockholders’ equity	(2,602,638)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$537,225

See notes to financial statements.

SALUS THERAPEUTICS, INC.
STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2002

REVENUES - GRANTS	$386,510

OPERATING EXPENSES:
Research and development	854,376
General and administrative	675,534

Total operating expenses	1,529,910

LOSS FROM OPERATIONS	(1,143,400)

OTHER INCOME/(EXPENSE):
Interest income	4,938
Interest expense	(54,453)

Total other income/(expense)	(49,515)

NET LOSS	(1,192,915)
Accretion of Series B redeemable convertible preferred stock to
liquidation value	(292,654)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(1,485,569)

See notes to financial statements.

SALUS THERAPEUTICS, INC.
STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,192,915)
Adjustments to reconcile net loss to net cash used
in operating activities:
Depreciation and amortization	109,042
Impairment of investment	50,000
Amortization of deferred compensation expense	3
(Increase) decrease in assets:
Prepaid expenses	(15,085)
Other assets	6,473
Increase (decrease) in liabilities:
Accounts payable	(52,585)
Accrued expenses	5,258
Interest payable	(38,577)

Net cash used in operating activities	(1,128,386)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(18,922)

Net cash used in investing activities	(18,922)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of term loan	(850,000)
Repayments of subordinated notes	(75,000)
Proceeds from sale of Series B redeemable convertible preferred
stock, net of issuance costs	2,469,532
Repayments under capital lease obligations	(127,290)

Net cash provided by financing activities	1,417,242

NET INCREASE IN CASH	269,934
CASH, BEGINNING OF YEAR	2,803

CASH, END OF YEAR	$272,737

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$61,113

Income taxes	$--

SUPPLEMENTAL DISCLOSURE OF NONCASH FLOW TRANSACTIONS:
Record value of warrants issued with Series B redeemable convertible
preferred stock	$337,490

Record beneficial conversion feature associated with Series B redeemable convertible preferred stock	$392,260

Accrection of liquidation value on Series B redeemable convertible preferred stock	$330,882

See notes to financial statements.

SALUS THERAPEUTICS, INC.
STATEMENT OF STOCKHOLDERS’ EQUITY
YEAR ENDED DECEMBER 31, 2002

	Common Stock
	Shares	Amount	Paid-In Capital	Deferred Compensation	Retained Earnings	Total

BALANCE - January 1, 2002	5,000,000	$25,000	$5,119	$-	$(1,838,714)	$(1,808,595)

Warrants issued in connection with Series B Redeemable Convertible Preferred Stock
	-

		-	337,490

				-

						337,490

Beneficial conversion feature associated with Series B Redeemable Convertible Preferred Stock
	-	-	392,261	-	-	392,261

Accretion of Series B Redeemable Convertible Preferred Stock to liquidation value
	-	-	(330,882)	-	-	(330,882)

Deferred compensation related to stock options
	-	-	35	(35)	-	-

Amortization of deferred compensation
	-	-	-	3	-	3

Net loss
	-	-	-	-	(1,192,915)

						(1,192,915)

BALANCE - December 31, 2002	5,000,000	$25,000	$404,023	$(32)	$(3,031,629)	$(2,602,638)

See notes to financial statements.

SALUS THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002

1.	ORGANIZATION AND BUSINESS

          Salus Therapeutics, Inc. (the “Company”) was incorporated in Delaware on October 21, 1999. The Company is primarily involved in the research and development of technology that facilitates the rapid identification of optimal antisense targets on specified genes. The Company intends to research, develop and manufacture products by bioengineering and genetic transmutation.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation – The financial statements are presented in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Revenue Recognition — Grant revenues are generated by grants from the National Institutes of Health. Grant revenue is recorded by the Company as it is earned under the terms of the agreement. As of December 31, 2002, the Company is recognizing revenue under a grant that expired in July 2003.

     Research and Development — All expenditures for research and development are charged to expense as incurred.

     Property, Plant and Equipment – Property and equipment are recorded at cost. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the related assets. The estimated useful life of equipment is 3 to 5 years, software is 3 years, leasehold improvements are 5 years and furniture and fixtures is 3 to 7 years.

          Expenditures for routine maintenance and repairs are charged to operating expenses as incurred. Major renewals or betterments that extend the useful lives of existing assets are capitalized and depreciated over their estimated useful lives. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recorded as an operating expense in the accompanying statements of operations.

     Stock-Based Compensation – The Company has one stock-based compensation plan (Note 6). The Company accounts for stock-based compensation arrangements in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and complies with the disclosure provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure, an amendment of FASB Statement No. 123. Under APB Opinion No. 25, compensation expense is based on the difference, if any, on the date of grant, between the fair value of the Company’s stock and the exercise price of the option.

          The Company accounts for stock options issued to non-employees in accordance with the provisions of SFAS No. 123, and Emerging Issues Task Force Consensus on Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. The Company is amortizing deferred stock compensation using the graded vesting method, in accordance with the Financial Accounting Standards Board Interpretation No. 28, over the vesting period of each respective option, which is generally four years.

          In December 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 148 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company is required to implement SFAS No.148 in fiscal 2003 and certain disclosure provisions for the year ended December 31, 2002. The Company does not plan to adopt the fair value provisions of accounting for stock based compensation; as such the Company does not believe that the adoption of this statement will have a material impact on its financial position, results of operations or cash flows.

          The following table illustrates the effect on net loss if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation:

December 31, 2002
Net loss as reported	$(1,192,915)
Equity related employee compensation expense included in reported net
loss, net of related tax effects	-
Total stock-based employee compensation expense determined under fair
values based method for all awards	2,706

Pro forma net loss	$(1,195,621)

          The pro forma disclosures shown above were calculated for all options using the Black-Scholes option pricing model with the following assumptions:

December 31, 2002
Expected dividend yield	-
Expected stock price volatility	-
Risk-free interest rate	3.08%
Weighted average expected life (in years)	5

     Recently Issued Accounting Standards — In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements 4, 44 and 64, Amendment of FASB Statement 13, and Technical Corrections. SFAS No. 145 rescinds the provisions of SFAS No. 4 that requires companies to classify certain gains and losses from debt extinguishments as extraordinary items, eliminates the provisions of SFAS No. 44 regarding transition to the Motor Carrier Act of 1980 and amends the provisions of SFAS No. 13 to require that certain lease modifications be treated as sale leaseback transactions. The provisions of SFAS No. 145 related to classification of debt extinguishment are effective for fiscal years beginning after May 15, 2002. Commencing January 1, 2003, the Company will classify debt extinguishment costs within income from operations. The provisions of SFAS No. 145 related to lease modifications are effective for transactions occurring after May 15, 2002. The Company does not expect the provisions of SFAS No. 145 related to lease modifications to have a material impact on its financial position or results of operations.

          In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 nullifies Emerging Issues Task Force (“EITF”) No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). The principal difference between SFAS No. 146 and EITF No. 94-3 relates to its requirements for recognition of a liability for a cost associated with an exit or disposal activity. SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF No. 94-3, a liability for an exit cost was recognized at the date of an entity’s commitment to an exit plan. SFAS No. 146 is effective for exit and disposal activities that are initiated after December 31, 2002. The adoption of this statement did not have a material impact on the Company’s financial position or results of operations.

          In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. In particular, SFAS No. 149 (1) clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative discussed in paragraph 6(b) of SFAS No. 133, (2) clarifies when a derivative contains a financing component, (3) amends the definition of an underlying to conform it to language used in FIN 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, and (4) amends certain other existing pronouncements. SFAS No. 149 is to be applied prospectively to contracts entered into or modified after June 30, 2003, with certain exceptions, and for hedging relationships designated after June 30, 2003. The Company believes that adopting this statement will not have a material impact on the Company’s results of operations, financial position or cash flows.

          In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Liabilities, Equity, or Both. This limited scope statement prescribes changes to the classification of certain financial instruments including preferred securities issued in the form of shares that are mandatorily redeemable; that embody an unconditional obligation requiring the issuer to redeem them by transferring its assets at a specified or determinable date (or dates) or upon an event that is certain to occur. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company has not completed the process of evaluating the impact that will result from the adoption of this statement and is therefore unable to disclose the impact the adoption will have on its financial position and results of operations.

          In November 2002, FASB Interpretation (“FIN”) 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others”, was approved by the FASB. FIN 45 clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and initial measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The interpretation also requires enhanced and additional disclosures of guarantees in financial statements ending after December 15, 2002. In the normal course of business, the Company does not issue guarantees, accordingly this interpretation has no effect on the financial statements.

          In January 2003, the FASB issued Interpretation No. (“FIN”) 46, Consolidation of Variable Interest Entities. The Company has no arrangements that would be subject to this interpretation.

     Income Taxes — The Company recognizes deferred income tax assets and liabilities for the future tax consequences of events that have been recognized in the financial statements or income tax returns. Deferred tax assets and liabilities are determined based upon the difference between the financial statements and income tax basis of assets and liabilities using the enacted tax rates expected to apply when the differences are expected to be settled of realized.

     Impairment of Long-Lived Assets — The Company evaluates the recoverability of long-lived assets in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. Management has determined that no such impairment exists. As of December 31, 2002, the Company does not consider any of its long-lived assets to be impaired.

     Fair Value of Financial Instruments — The carrying amounts reported in the accompanying financial statements for cash and accounts payable approximate fair values because of the immediate or short-

term maturities of these financial instruments. The carrying amount of the Company’s redeemable preferred stock approximates fair value.

3.	COMMITMENTS

Capital Leases

          The Company leases certain laboratory and office equipment under capital leases. As of December 31, 2002, the cost of assets held under capital lease was $351,579 and related accumulated depreciation was $226,938.

          The future minimum obligations under such leases in effect at December 31, 2002 consist of the following:

Year Ending December 31,	Capital Leases

2003	$ 22,818

22,818
Less amount representing interest	293

Present value of net minimum capital lease payments	$ 22,525

Operating Leases

          The Company is committed under non-cancelable operating leases involving office facilities and office equipment. Rent expense for operating leases was $114,677 for the year ended December 31, 2002, which is the net of $8,105 in sublease income received under a cancelable agreement with a related party (Note 9).

          The future minimum obligations under such leases in effect at December 31, 2002 consist of the following:

Year Ending December 31,	Operating Leases

2003	84,985
2004	201,707
2005	207,758
2006	213,990
2007	220,413
Thereafter	226,452

$1,155,305

Technology License Agreement

          In October 1999, the Company entered into a license agreement with the University of Utah Research Foundation (the “Foundation”). The agreement provided the Company with an exclusive worldwide license to utilize certain methods for generating robozyme libraries for use in locating sites accessible to antisense agents. The license granted under this agreement provides for exclusive rights through October 2009. If the Company meets certain requirements stated in the agreement, the license will be extended to a term ending upon the expiration of the related patent rights.

          As consideration for the license, the Company issued 300,000 shares of its common stock to the Foundation and paid a nonrefundable fee of $5,000 during 1999. Additionally, in the event of a subsequent round of financing, the Foundation has the right to invest in additional shares on a pro-rata basis, at the same price as granted to other investors holding common or preferred stock.

          In June 2002, the University of Utah Research Foundation acknowledged that the Company performed its obligation required in the agreement noted above. As such, the original agreement was terminated and an amended and restated license agreement was issued. As part of the new agreement, the Company paid a non-refundable license issue fee of $5,000 and $13,676 in related closing costs during 2002.

          Under the license agreement, the Company is required among other things to: (a) pay an earned royalty of two percent of net sales (as defined in the agreement); (b) pay a license maintenance fee of $10,000 in 2003, $15,000 in 2004 and $20,000 in 2005 and beyond until the end of the term of the last to expire patent rights, (c) pay various one time payments based upon the achievement of certain milestones (as defined in the agreement).

4.	REDEEMABLE CONVERTIBLE PREFERRED STOCK

         Series A Redeemable Convertible Preferred Stock

          The Company has authorized 8,775,333 shares of preferred stock with $0.005 par value, 2,000,000 of which have been designated as Series A redeemable, convertible preferred stock (“Series A”). On November 17, 1999, the Company sold 2,000,000 shares of Series A for $1,000,000. The holder of Series A has the right to a number of votes equal to the number of shares of common stock upon conversion of the Series A. In addition, the holder of the Series A is entitled to elect one of the members of the board of directors of the Company. Each share of Series A is convertible into one share of common stock at the option of the shareholder, subject to adjustment for anti-dilution provisions.

          The Series A stockholder is required to convert the shares into common stock, at the then applicable conversion rate, upon the earlier to occur of (1) the closing of a firmly underwritten public offering of shares of common stock of the Company at a per share public offering price equal to $2.50 (as adjusted for stock splits, dividends, and recapitalizations) and the total gross offering proceeds to the Company in excess of $25 million or (2) the affirmative consent of a majority of the holders of the then outstanding shares of Series A. In the event of voluntary or involuntary liquidation or dissolution, the Series A stockholder is entitled to receive the original purchase price plus any declared and unpaid dividends, prior to any distribution of any of the net assets of the Company to the holders of common stock.

          The Series A stockholder is entitled to a noncumulative, 8 percent dividend rate payable when and if declared by the Board of Directors. As of December 31, 2002, no dividends have been declared.

          Shares of Series A are redeemable in three annual installments beginning on November 17, 2004 at the election of holders of a majority of the shares. The redemption price is equal to the price paid for the Series A plus any declared and unpaid dividends.

          The Series A stockholder has a right of participation to purchase a share of any offering of new securities of the Company equal to the proportion which the number of shares of the Series A bears to the Company’s fully-diluted capitalization. Such right terminates immediately prior to closing of a qualified public offering.

Series B Redeemable Convertible Preferred Stock

          In June 2002, the Board of Directors approved the authorization of a series of Preferred Stock designated as the Series B Preferred Stock, consisting of up to 6,775,333 shares with such rights, preferences, privileges and restrictions as set forth therein.

          On June 26, 2002 the Company issued 5,048,604 shares of Series B redeemable convertible preferred stock (“Series B”) to investors for $2,469,532, net of issuance costs of $54,770. The Series B is being accreted to its liquidation value over the period to its earliest redemption date. Accretion was $330,882 for the year ended December 31, 2002.

          The holder of Series B has the right to a number of votes equal to the number of shares of common stock upon conversion of the Series B. In addition, the holder of the Series B is entitled to elect one of the members of the board of directors of the Company. Each share of Series B is convertible into one share of common stock at the option of the shareholder, subject to adjustment for anti-dilution provisions.

          The Series B stockholder is required to convert the shares into common stock, at the then applicable conversion rate, upon the earlier to occur of (1) the closing of a firmly underwritten public offering of shares of common stock of the Company at a per share public offering price equal to $2.50 (as adjusted for stock splits, dividends, and recapitalizations) and the total gross offering proceeds to the Company in excess of $25 million or (2) the affirmative consent of a majority of the holders of the then outstanding shares of Series B. In the event of voluntary or involuntary liquidation or dissolution, the Series B stockholder is entitled to receive two times the original purchase price plus any declared and unpaid dividends, prior to any distribution of any of the net assets of the Company to the holders of common stock. Also, after the preferred preferential liquidation proceeds, the Series A stockholder participates in liquidation proceeds with the common stock.

          The Series B stockholder is entitled to a noncumulative, 8 percent dividend rate payable when and if declared by the Board of Directors. As of December 31, 2002, no dividends have been declared.

          Shares of Series B are redeemable in three annual installments beginning on June 26, 2007 at the election of holders of a majority of the shares. The redemption price is equal to the price paid for the Series B plus any declared and unpaid dividends.

          The Series B stockholder has a right of participation to purchase a share of any offering of new securities of the Company equal to the proportion which the number of shares of the Series B bears to the Company’s fully-diluted capitalization. Such right terminates immediately prior to closing of a qualified public offering.

5.	STOCKHOLDERS’ EQUITY

Common Stock

          In October 1999, the Company issued 4,700,000 shares of common stock to founders of the Company in exchange for $28,312. The Company has the right of first refusal in connection with any sale or transfer of shares of common stock by existing shareholders. Under the founders’ agreements, the Company has the option to repurchase all or a portion of the common shares at the original purchase price paid. These repurchase rights expire in various amounts over 4 years or earlier upon the occurrence of certain events.

          In October 1999, the Company issued 300,000 share of common stock to the Foundation in connection with a license agreement (Note 3) and recorded research and development expense of $1,807.

          In June 2002, the Board of Directors approved an amendment to increase the authorized common stock to 17,000,000 shares from 4,700,000 shares.

Warrants

          On June 26, 2002, the Company issued 976,728 warrants to purchase shares of the Series B redeemable preferred stock of the Company to a stockholder. These warrants have an exercise price of $0.50 and expire no later than June 26, 2009. The Company has attributed a portion of the proceeds from the Series B offering to the fair value of the warrants. The warrants were valued at $337,490. The fair value of the warrants have been recorded as an initial discount to the carrying value of the related Series B.

6.	STOCK-BASED COMPENSATION

1999 Equity Incentive Plan

          The Company’s 1999 Equity Incentive Plan provides for the sale of stock and the grant of stock options to employees, directors, consultants and advisors of the Company. Options may be designated as incentive options or non-statutory stock options; however, incentive stock options may be granted only to employees of the Company. Options under the Plan have a term of up to 10 years and must be granted at not less than the fair market value or 85% of fair market value for non-statutory options on the date of grant. Common stock sold and options granted pursuant to the Plan generally vest over a period of 4 years.

          The Board of Directors of the Company authorized 1,450,000 shares of common stock for issuance. The number of shares, exercise price and term for each grant are determined by the Board of Directors. A summary of activity under the plan follows:

	Shares	Weighted Average Exercise Price
Outstanding at January 1, 2002	1,025,000	$ 0.05
Granted	215,000	0.05

Outstanding at December 31, 2002	1,240,000	$ 0.05

          Of the total options outstanding, 5,000 were granted to a consultant and expire 10 years from the grant date. One-fourth of these options vested on the grant date and the remaining vest 1/48 per month over the next three years. In accordance with SFAS No. 123, the Company recorded deferred compensation of $35 related to the non-employee option grant, of which $32 was unamortized at December 31, 2002. The remaining 1,235,000 options were granted to employees and directors at fair market value and expire 10 years from the date of the grant.

          In 2002, a total of 215,000 options were granted pursuant to the 1999 Equity Incentive Plan at fair market value with a weighted average grant date fair value of $0.05 per share. No options were granted below fair market value.

          Of the outstanding options, the total exercisable shares were 538,646 as of December 31, 2002. Their respective weighted average exercise prices were $0.05. The weighted average fair value of options granted during the year ended December 31, 2002 was $0.01.

7.	EMPLOYEE BENEFIT PLAN

          In October 2002, the Company initiated sponsorship of the Salus Therapeutics, Inc. 401(K) Profit Sharing Plan, a defined contribution plan under Section 401(K) of the Internal Revenue Code. The Company did not make any matching contributions for the year ended December 31, 2002.

8.	INCOME TAXES

          As of December 31, 2002, the Company has generated net operating loss carryforwards (“NOLs”) for federal and state income tax reporting purposes of approximately $2,936,000 and had net deferred tax assets of approximately $1,162,000. There can be no assurance that these NOLs will be available to offset future taxable income, if any. An NOL generated in a particular year will expire for federal tax purposes if not utilized within 20 years. Additionally, the Internal Revenue Code contains other provisions which could reduce or limit the availability and utilization of these NOLs. For example, limitations are imposed on the utilization of NOLs if certain ownership changes have taken place or will take place. A valuation allowance is provided when it is more than likely than not that all or some portion of the deferred income tax assets will not be realized. Due to the uncertainty with respect to the ultimate realization of the NOLs, at December 31, 2002, the Company established a valuation allowance for all deferred income tax assets.

9.	RELATED-PARTY TRANSACTIONS

          During the year ended December 31, 2002, two entities owned by a stockholder of the Company rented office space from the Company under month-to-month cancelable agreements. The Company recorded rental income of $8,105 for the year ended December 31, 2002, which was recorded as a reduction of rent expense.

          In addition, one of these entities utilized some of the Company’s laboratory equipment under a month-to-month cancelable agreement. In January 2002, an agreement was reached in which the Company would refund the related entity a one-time $40,000 payment, related to overpayments of rental income. The Company recorded the $40,000 payment as an operating expense. During the remainder of 2002, this amount was offset by $12,247 in rental income related to this equipment.

          During 2002, the Company also utilized equipment owned by a related party. Total rent expense related to that equipment for the year ended December 31, 2002 was $18,097.

10.	SUBSEQUENT EVENTS

          On August 21, 2003, the Company was acquired by Genta Incorporated, a biopharmaceutical company with a diversified product portfolio that is focused on delivering innovative products for the treatment of patients with cancer, located in Berkeley Heights, New Jersey. Under the terms of the merger agreement, Genta issued approximately 1 million shares of its common stock with a fair value of approximately $13 million to Salus stockholders in exchange for all of the outstanding shares of Salus common stock, including those issued pursuant to the conversion of Salus’ preferred stock. Approximately thirty-five percent of the initial payment is held in escrow and will be released on the first anniversary of the acquisition, assuming no events of default occur as described in the merger agreement. Contingent upon the achievement of certain preclinical and clinical milestones, an additional $17 million may be paid in stock or cash at Genta’s option.

          In June 2003, the Company entered into a new lease agreement for office space totaling 11,178 square feet of space, at a rental cost of approximately $199,000 per year. The lease shall be for a period of 5 full lease years ending November 30, 2008. The Company will also be responsible for the tenant’s pro rata share of operating expenses.

          In May 2003, a Series B stockholder loaned $125,000 to the Company in the form of a short-term subordinated convertible promissory note. The note bears interest at 8.0 percent and is due on May 6, 2004. On August 21, 2003, this note was converted into Series B redeemable convertible preferred stock and ultimately exchanged for Genta common stock as a result of the acquisition described above.

          In April 2003 and June 2003, a Series B stockholder loaned $250,000 to the Company in the form of a short-term subordinated convertible promissory note. The note bears interest at 8.0 percent and is due on July 2, 2003 and September 10, 2003, respectively. On August 21, 2003, this note was converted into Series B redeemable convertible preferred stock and ultimately exchanged for Genta common stock as a result of the acquisition described above.

          In April 2003, the Company issued options to purchase 57,500 shares of common stock to various employees at an exercise price of $0.05 per share which vest over a four-year period.